UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2014

PROTECT PHARMACEUTICAL CORPORTION

(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction) of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code:  (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.01   Completion of Acquisition or Disposition of Assets.

On September 19, 2014, Protect Pharmaceutical Corporation (“Protect”) entered into a Claims Assignment Agreement with Blue Cap Development Corp., a private Nevada corporation (“Blue Cap”), to acquire certain mining and/or mineral claims and/or leases located in Sec. 6, T2S, R1W, New Mexico Principal Meridian, of Soccorro County New Mexico (the “Claims”).

In exchange for the Claims, Protect issued 26.0 million unregistered shares of its authorized, but previously unissued common stock.  The amount of shares was negotiated between the parties and the 26.0 million shares represent approximately 36.9% of Protect’s 70,513,012 shares outstanding following the acquisition. Two principals of Blue Cap, Edward F. Cowle and H. Deworth Williams, are principal stockholders of Protect owning approximately 31% of Protect’s common stock prior to the acquisition.  Because of the related nature of the parties to the transaction, Protect endeavored to conduct an independent investigation of Blue Cap and the Claims and research the merits and value of acquiring the Claims.

Protect’s President, Geoff Williams, oversaw the investigation and consulted with outside advisors. Mr. Williams is the son of H. Deworth Williams. The company researched information and documents related to the Blue Cap Claims and consulted with other persons familiar with the properties and the industry.  Following the review of all available information, we determined that the acquisition of the Claims presents a unique opportunity for the company.  We also believe that the acquisition was accomplished for a fair, negotiated consideration and the acquisition is in the best interest of our stockholders.

Reverse Stock Split

On September 23, 2014, Protect’s Board of Directors unanimously approved a reverse stock split of its 70,513,012 issued and outstanding shares of common stock on a one (1) share for one thousand shares (1000) shares basis. As per the terms of the reverse stock split, any fractional share amount resulting from the split will be automatically rounded up to the next higher whole share amount, with the provision that no individual stockholder’s holdings will be reduced below 100 shares. Accordingly, additional shares to restore each such affected stockholder’s holdings to 100 shares will be issued.  The par value of the common stock will remain at $0.005 per share. We anticipate that the effective date of the reverse split to be on or about October 31, 2014.

On September 23, 2014, stockholders representing 39,812,556 shares of the voting power of our outstanding common stock (approximately 56.5%), executed and delivered to the Board of Directors written consents approving the reverse stock split.  Nevada corporate law provides that stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present and voted. Because the action was approved by stockholders owning a majority of our outstanding common stock, no proxies will be solicited and further stockholder approval is not required.

In connection with the reverse stock split, we will file a Certificate of Amendment with the State of Nevada to report the split.  We are required to file with the SEC and mail to our stockholders a Schedule 14C Information Statement reporting the action that is being taken by written consent in lieu of a meeting of stockholders.  We will also file with FINRA an appropriate notice regarding the reverse stock split and request an appropriate effective date.

Our Business

In February 2010, we became engaged in the business of acquiring and licensing for possible commercialization patented pharmaceuticals and related technologies. In January 2011, we sold to a major drug company certain inventions, patents and patent applications for cash consideration.  Our primary purpose has been to develop our remaining patents and technologies through innovative dosing and/or delivery, focusing on research, development, and commercialization of drug delivery technologies.

Our decision to enter into the Claims Acquisition Agreement was premised on the Board of Directors intention to diversify the company’s future business.  As a result of acquiring the Claims, we are developing a plan to commence an exploration program for the possibility of deposits of rare earth elements on the Claims.  Rare earth elements are essential for a diverse and expanding array of high-technology applications and for many current and emerging alternative energy technologies, such as electric vehicles, energy-efficient lighting, and wind power.  Examples of products that use rare earth elements are computer hard drives, smart phones, TV screens and wind turbines.  Rare earth elements are also critical for a number of key defense systems such as lasers, radar, missile-guidance systems and other electronics.

Management anticipates that the company will need to secure adequate funding to develop and implement an exploration program. There can be no assurance that we will be able to secure the necessary funding to fulfill our goals, or that any future funding will be available on terms favorable to the company, or at all.

Our 10 lode mining claims are located in Sec. 6, T2S, R1W, New Mexico Principal Meridian, of Soccorro County, New Mexico.  The Claims are being held for the purpose of exploration for gold, silver and rare earth mineralization deposits and are located near existing exploration projects and we expect will be explored by other mining companies.  Extensive exploration will be required before we can make a final evaluation as to the economic and legal feasibility of any potential deposit. According to SEC Industry Guide No. 7, we are classified or considered an exploration stage mining company. This is defined as a company engaged in the search for mineral deposits or reserves of precious and base metal targets, which are not in either the development or production stage.

Item 3.03   Unregistered Sales of Equity Securities.

In consideration for the acquisition of the Claims, the company issued 26 million shares of authorized, but previously unissued common stock.  The shares were issued in a private transaction to a principal stockholder that has knowledge of the company’s business and financial condition pursuant to exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933.   No form of solicitation document was used in the issuance of the securities. The shares of common stock are considered restricted securities and certificates representing the shares must contain a legend restricting further transfer unless the shares are first registered or qualify for an exemption.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Claims Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date:   September 25, 2014

By  /S/ GEOFF WILLIAMS

Geoff Williams

President

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